SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 1, 1997

                               1ST UNITED BANCORP
             (Exact name of registrant as specified in its charter)

        FLORIDA                     0-20254                       65-0178023
------------------------   ------------------------    --------------------------------
(State of Incorporation)   (Commission File Number)    (IRS Employer Identification No.)

         980 NORTH FEDERAL HIGHWAY, BOCA RATON, FLORIDA               33432
         ----------------------------------------------            ----------
             (Address of principal executive office)               (Zip Code)

       Registrant's telephone number, including area code: (561) 392-4000

                                 NOT APPLICABLE
              -----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                               1ST UNITED BANCORP

                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT

Item 2.       Acquisition.

              On January 6, 1997, 1st United Bancorp ("Bancorp") executed an agreement (the "Agreement") to acquire Island National Bank and Trust Company ("Island"). A Form 8-K dated January 6, 1997 was filed upon the signing of the Agreement.

              On April 1, 1997, the transaction contemplated by the Agreement was consummated. Under the terms of the Agreement, Bancorp issued approximately
1.365 million shares of Bancorp Common Stock to the shareholders of Island. The acquisition was accounted for as a "pooling of interests" under generally accepted accounting principles. On April 11, 1997, Bancorp filed a Form 8-K with the Securities and Exchange Commission (the "Island 8-K") which contained audited financial statements for Island for the years ended December 31, 1996 and 1995 and unaudited Bancorp/Island pro forma financial information as of December 31, 1996 and for the two years then ended.

              Bancorp is hereby amending the Island 8-K to include audited Bancorp supplementary consolidated financial statements (the "Audited Supplementary Financial Statements") containing supplementary consolidated balance sheets of Bancorp as of December 31, 1996 and 1995, and supplementary consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994. The Audited Supplementary Financial Statements (and the notes attached thereto) restate Bancorp's audited consolidated financial statements to include the effects of the acquisition of Island, which was accounted for as a pooling-of-interests. The Audited Supplementary Consolidated Financial Statements are set forth in Item 7(b) of this Form 8-K/A.

Item 7.        Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired:

                  Audited Consolidated Financial Statements for Island National Bank and Trust Company for the years ended December 31, 1996 and 1995.

         (b)      Financial Information of Bancorp

                  Audited Supplementary Consolidated Financial Statements for 1st United Bancorp at and as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994.

         (c)      Exhibits

                  2.1* Acquisition Agreement between 1st United Bancorp, 1st United Bank and Island National Bank and Trust Company, dated January 6, 1997 (the "Acquisition Agreement")

                  2.2**    Amendment No. 1 to the Acquisition Agreement

                  23.1     Consent of Ernst & Young LLP

                  23.2     Consent of BDO Seidman, LLP

                  27.1     Financial Data Schedule for Period Ended
                           December 31, 1996

                  27.2     Financial Data Schedule for Period Ended
                           December 31, 1995

                  27.3     Financial Data Schedule for Period Ended
                           December 31, 1994

                  ----------------
                  * Incorporated by reference from Bancorp's Form 8-K dated January 6, 1997, as filed with the Securities and Exchange Commission on January 16, 1997 (File No. 0-20254).

                  ** Incorporated by reference from Bancorp's Form 8-K dated April 1, 1997, as filed with the Securities and Exchange Commission on April 11, 1997 (File No. 0-20254).

Item 7(a)

INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Island National Bank and Trust Company
Palm Beach, Florida

We have audited the accompanying consolidated balance sheets of Island National Bank and Trust Company and subsidiary (the "Bank") as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Island National Bank and Trust Company and its subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                           BDO SEIDMAN, LLP

February 4, 1997                     Certified Public Accountants

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS

DECEMBER 31,                                                           1996            1995
-------------------------------------------------------------------------------------------
                            ASSETS
CASH AND CASH EQUIVALENTS
  Cash and due from banks                                      $  6,411,960    $  4,782,581
  Federal funds sold                                             32,786,701       8,498,774
-------------------------------------------------------------------------------------------
TOTAL CASH AND CASH EQUIVALENTS                                  39,198,661      13,281,355
-------------------------------------------------------------------------------------------
INVESTMENT SECURITIES (Note 1):
  Available for sale                                              2,485,630       7,106,438
  Held to maturity                                                4,592,898       4,589,418
  Other                                                             766,750         683,400
-------------------------------------------------------------------------------------------
TOTAL INVESTMENT SECURITIES                                       7,845,278      12,379,256
-------------------------------------------------------------------------------------------
LOANS, net (Note 2)                                              79,354,484      77,831,680
BANK PREMISES AND EQUIPMENT, net (Note 3)                         1,320,609       1,454,431
ACCRUED INTEREST RECEIVABLE                                         533,160         687,331
INTANGIBLE ASSETS FROM ACQUISITION OF TRUST COMPANY,
  net of accumulated amortization (Note 4)                          935,284       1,049,872
OTHER REAL ESTATE OWNED                                             733,277         648,241
OTHER ASSETS (Notes 5 and 7)                                        957,009         755,904
-------------------------------------------------------------------------------------------
                                                               $130,877,762    $108,088,070
===========================================================================================
             LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits:
    Non interest bearing                                       $ 26,725,015    $ 17,991,411
    Interest bearing:
      Savings and transaction                                    65,989,360      53,022,164
      Time under $100,000                                        16,427,561      14,771,087
      Time $100,000 or more (Note 6)                              8,963,890      11,051,670
-------------------------------------------------------------------------------------------
  Total deposits                                                118,105,826      96,836,332
  Other liabilities                                               1,740,267         886,882
-------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                               119,846,093      97,723,214
-------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 7, 9 and 13)

STOCKHOLDERS' EQUITY (Note 10):
  Common stock $5.00 par value, 2,000,000 shares authorized;
    614,901 share issued and outstanding                          3,074,505       3,074,505
  Additional paid in capital                                      8,767,069       8,767,069
  Accumulated deficit                                              (796,505)     (1,585,282)
  Net unrealized gain (loss) on securities available
    for sale (Note 1)                                               (13,400)        108,564
-------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                       11,031,669      10,364,856
-------------------------------------------------------------------------------------------
                                                               $130,877,762    $108,088,070
===========================================================================================

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                               CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,                                     1996          1995
--------------------------------------------------------------------------------
INTEREST INCOME
  Interest and fees on loans                          $ 6,955,281    $6,943,181
  Interest on investment securities                       675,260       902,246
  Interest on federal funds sold                          387,554       437,411
  Other                                                    31,778        26,620
--------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                   8,049,873     8,309,458
INTEREST EXPENSE ON DEPOSITS (Note 12)                  2,780,338     3,051,650
--------------------------------------------------------------------------------
NET INTEREST INCOME                                     5,269,535     5,257,808
PROVISION FOR LOAN LOSSES                                  85,000       120,500
--------------------------------------------------------------------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES     5,184,535     5,137,308
--------------------------------------------------------------------------------
NON INTEREST INCOME
  Investment services                                     955,870       836,537
  Trust services                                          833,450       723,053
  Customer services charges and other                     401,032       421,962
  Securities gains (losses)                                (6,875)         --
  Gain (loss) on sales of other real estate owned          33,976        (2,286)
--------------------------------------------------------------------------------
TOTAL NON INTEREST INCOME                               2,217,453     1,979,266
--------------------------------------------------------------------------------
NON INTEREST EXPENSE
  Salaries and employee benefits (Note 7)               2,921,669     2,837,738
  Occupancy (Note 9)                                    1,325,979     1,278,087
  Professional fees                                       363,789       360,469
  Furniture and equipment                                 350,147       277,231
  Data processing                                         300,108       223,207
  Advertising and business development                    220,933       220,038
  Supplies                                                137,808       129,291
  Securities clearing fees                                126,975       135,575
  Amortization of intangible assets (Note 4)              114,588       114,588
  Directors' fees                                         104,937       159,300
  Trust servicing fees                                     79,314        71,585
  Other insurance                                          68,902       104,081
  Deposit insurance                                         2,000       116,674
  Other                                                   433,333       388,473
--------------------------------------------------------------------------------
TOTAL NON INTEREST EXPENSE                              6,550,482     6,416,337
--------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES (BENEFIT)                      851,506       700,237
INCOME TAXES (BENEFIT) (NOTE 5)                            62,729      (244,240)
--------------------------------------------------------------------------------
NET INCOME                                              $ 788,777    $  944,477
================================================================================

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                             NET
                                                                                         UNREALIZED
                                                                                       GAIN (LOSS) ON
                                                        ADDITIONAL                       SECURITIES
                                             COMMON       PAID IN        ACCUMULATED      AVAILABLE
                                              STOCK       CAPITAL           DEFICIT        FOR SALE
-----------------------------------------------------------------------------------------------------
BALANCE, January 1, 1995                   $3,074,505   $8,767,069       $(2,529,759)     $ (68,857)

Net income                                          -            -           944,477              -

Net change in unrealized gain (loss) on
  securities available for sale                     -            -                 -        177,421
-----------------------------------------------------------------------------------------------------
BALANCE, December 31, 1995                  3,074,505    8,767,069        (1,585,282)       108,564

Net income                                          -            -           788,777              -

Net change in unrealized gain (loss) on
  securities available for sale                     -            -                 -       (121,964)
-----------------------------------------------------------------------------------------------------
BALANCE, December 31, 1996                 $3,074,505   $8,767,069       $  (796,505)     $ (13,400)
=====================================================================================================

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,                                             1996           1995
----------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $   788,777    $   944,477
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                               527,510        513,747
      Provision for loan losses                                    85,000        120,500
      Deferred income taxes                                      (144,006)      (254,370)
      Securities losses                                             6,875           --
      (Gains) losses on sales of other real estate owned          (33,976)         2,286
      Amortization of investment securities discounts and
          premiums                                                 (5,849)      (205,454)
      Decrease (increase) in other assets                         120,738       (207,819)
      Decrease in other liabilities                                33,157         84,278
----------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                       1,378,226        997,645
----------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investment securities available for sale        (4,506,870)    (5,998,594)
  Proceeds from sales and maturities of investment
    securities available for sale                               8,993,125     13,794,102
  Purchases of investment securities held to maturity                --       (1,065,130)
  Proceeds from maturities of investment securities held to
    maturity                                                         --           68,150
  Purchases of other investment securities                        (83,350)          --
  Net increase in loans                                        (2,341,081)    (6,698,707)
  Proceeds from sales of other real estate owned                1,486,862         95,407
  Capital expenditures, net                                      (279,100)      (395,275)
----------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             3,269,586       (200,047)
----------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits                                     21,269,494      3,041,912
----------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                      21,269,494      3,041,912
----------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      25,917,306      3,839,510

CASH AND CASH EQUIVALENTS, beginning of year                   13,281,355      9,441,845
----------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                        $39,198,661    $13,281,355
========================================================================================

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

The consolidated financial statements include the accounts of Island National Bank and Trust Company (the "Bank") and its wholly owned subsidiary, Island Investment Services, Inc. ("IIS" or "Subsidiary"). The Bank provides a wide range of banking, investment and trust services to individual and corporate customers primarily in Palm Beach County, Florida. All significant intercompany balances and transactions have been eliminated in consolidation.

ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT SECURITIES

The Bank classifies investment securities into two categories and accounts for them as follows:

SECURITIES HELD TO MATURITY:

Investment securities for which the Bank has the intention and ability to hold to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts, using methods that approximate the interest method.

SECURITIES AVAILABLE FOR SALE:

Securities available for sale are carried at estimated market value. Unrealized holding gains and losses, net of income taxes, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized.

Gains and losses realized from the sale of investment securities are computed by the specific identification method.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

LOANS

Loans are stated at the amount of unpaid principal, net of the allowance for loan losses, and net deferred loan origination fees and costs. Interest on loans is generally accrued daily based on the principal balance outstanding. The accrual of interest income is generally discontinued when a loan becomes ninety days past due as to principal or interest. When interest accruals are discontinued, uncollected interest credited to income in the current year is reversed and interest accrued in the prior year is charged to the allowance for loan losses.

Loan origination fees and certain direct origination costs are deferred and amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts over the expected life of the related loans using methods which approximate the interest method. Commitment fees based on a percentage of a customer's unused line of credit and fees related to standby letters of credit are recognized over the commitment period.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level considered adequate to provide for potential loan losses inherent in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors.

Under generally accepted accounting principles a loan is considered to be impaired when it is probable that the Bank will be unable to collect all principal and interest amount according to the contractual terms of the loan agreement. Under this definition, management considers loans that have been placed on non accrual status or which have been renegotiated in a troubled debt restructuring to be impaired. The allowance for loan losses related to loans identified as impaired is primarily based on the excess of the loan's current outstanding principal balance over the estimated fair market value of the related collateral. For impaired loans that are not collateral dependent, the allowance for loan losses is recorded at the amount by which the outstanding recorded principal balance exceeds the current best estimate of the future cash flows on the loan, discounted at the loan's effective interest rate.

BANK PREMISES AND EQUIPMENT

Bank premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight line method over the estimated useful lives of the assets.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

OTHER REAL ESTATE

Other real estate consists of property acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. Such property is carried at the lower of the basis in the loan at the time of settlement or fair value less costs to sell. Loan losses arising from the acquisition of such property are charged against the allowance for loan losses upon acquisition. Losses arising from disposition and revaluations of such property are charged to expense as incurred.

INCOME TAXES

The Bank and its Subsidiary file consolidated Federal and State income tax returns. The provision for income taxes is based on amounts reported in the statement of income, after exclusion of non taxable income items such as interest on state and municipal securities, and includes deferred taxes provided for temporary differences between financial statement and income tax bases of assets and liabilities. Deferred taxes are computed on the "liability" method.

STATEMENTS OF CASH FLOWS

For purposes or reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold for one day periods.

TRUST ASSETS

Securities and other property held by the trust department in agency or fiduciary capacities are not included in the consolidated financial statements since they are not assets of the Bank. Revenues from trust services are recorded in income as earned.

RECLASSIFICATIONS

Certain amounts in the 1995 financial statements have been reclassified in order to conform to the 1996 presentation.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RECENT ACCOUNTING PRONOUNCEMENTS

The Bank applies Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its fixed price stock option plans. Accordingly, no compensation cost is recognized as a result of options awarded under the plan. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 allows companies to continue to account for their stock option plans in accordance with APB Opinion 25 but encourages the adoption of a new accounting method which requires the recognition of compensation expense based on the estimated fair value of employee stock options. Companies not electing to follow the new fair value based method are required to provide expanded footnote disclosures, including pro forma net income, determined as if the company had applied the new method. SFAS No. 123 is required to be adopted prospectively beginning January 1, 1996. Management is accounting for its stock option plans in accordance with APB Opinion 25, however, the dollar amount disclosures required by SFAS No. 123 are insignificant and are not included in the Bank's financial statements.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 INVESTMENT SECURITIES

      The classification and carrying amounts of investment securities and their approximate market value, as shown in the accompanying consolidated balance sheets are as follows:


                                                                                    ESTIMATED         ESTIMATED           ESTIMATED
                                                                AMORTIZED          UNREALIZED        UNREALIZED              MARKET
                                                                     COST               GAINS            LOSSES               VALUE
      ------------------------------------------------------------------------------------------------------------------------------
      DECEMBER 31, 1996:
          Available for sale:
             U.S. Treasury securities                         $ 1,507,885           $  3,975          $ (1,860)          $ 1,510,000
             U.S. Government agencies                             999,227                  -           (23,597)              975,630
      ------------------------------------------------------------------------------------------------------------------------------
                                                                2,507,112              3,975           (25,457)            2,485,630
      ------------------------------------------------------------------------------------------------------------------------------
          Held to maturity:
             U.S. Treasury securities                           4,492,898            117,883                 -             4,610,781
             State of Israel bond                                 100,000                  -                 -               100,000
      ------------------------------------------------------------------------------------------------------------------------------
                                                                4,592,898            117,883                 -             4,710,781
      ------------------------------------------------------------------------------------------------------------------------------
          Other:
             Federal Reserve Bank stock                           307,750                  -                 -               307,750
             Federal Home Loan Bank stock                         459,000                  -                 -               459,000
      ------------------------------------------------------------------------------------------------------------------------------
                                                                  766,750                  -                 -               766,750
      ------------------------------------------------------------------------------------------------------------------------------
                                                               $7,866,760           $121,858          $(25,457)          $ 7,963,161
      ==============================================================================================================================
      DECEMBER 31, 1995:
          Available for sale:
             U.S. Treasury securities                          $2,997,874           $ 30,251          $      -           $ 3,028,125
             U.S. Government agencies                           4,000,000             78,313                 -             4,078,313
      ------------------------------------------------------------------------------------------------------------------------------
                                                                6,997,874            108,564                 -             7,106,438
      ------------------------------------------------------------------------------------------------------------------------------
          Held to maturity:
             U.S. Treasury securities                           4,489,418            242,614                 -           $ 4,732,032
             State of Israel bond                                 100,000                  -                 -               100,000
      ------------------------------------------------------------------------------------------------------------------------------
                                                                4,589,418            242,614                 -             4,832,032
      ------------------------------------------------------------------------------------------------------------------------------
          Other:
             Federal Reserve Bank stock                           287,200                  -                 -           $   287,200
             Federal Home Loan Bank stock                         396,200                  -                 -               396,200
      ------------------------------------------------------------------------------------------------------------------------------
                                                                  683,400                  -                 -               683,400
      ------------------------------------------------------------------------------------------------------------------------------
                                                              $12,270,692           $351,178          $      -           $12,621,870
      ==============================================================================================================================

      In accordance with the transition provisions of the SFAS No. 115 Implementation Guide issued by the FASB in November 1995, the Bank transferred securities with an amortized cost of $4,000,000 from the held to maturity to the available for sale category on December 29, 1995. The net unrealized gain on the securities transferred was approximately $78,000.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 INVESTMENT SECURITIES--CONTINUED

      The amortized cost and estimated market values of investment securities at December 31, 1996, are summarized by contractual maturity as follows:

                                                     AMORTIZED        ESTIMATED
                                                          COST     MARKET VALUE
      -------------------------------------------------------------------------
      Available for sale:
          Due in one year or less                   $        -       $        -
          Due after one year through five years      2,507,112        2,485,630
      -------------------------------------------------------------------------
                                                     2,507,112        2,485,630
      -------------------------------------------------------------------------
      Held to maturity:
          Due in one year or less                    1,499,357        1,508,281
          Due after one year through five years      3,093,541        3,202,500
      -------------------------------------------------------------------------
                                                     4,592,898        4,710,781
      -------------------------------------------------------------------------
      Other:
          No scheduled maturity                        766,750          766,750
      -------------------------------------------------------------------------
                                                    $7,866,760       $7,963,161
      =========================================================================

      At December 31, 1996, investment securities held to maturity with a carrying value of approximately $1,700,000, were pledged as collateral for trust purposes and for other purposes required or permitted by law.

2 LOANS AND ALLOWANCE FOR LOAN LOSSES

      An analysis of loans is as follows:

      DECEMBER 31,                                         1996            1995
      -------------------------------------------------------------------------
      Real estate:
          Residential                               $44,236,995     $43,343,532
          Commercial                                 19,555,457      19,279,928
          Construction                                1,799,361       2,737,565
      Commercial                                     10,734,931       8,966,972
      Consumer                                        4,553,863       4,954,572
      -------------------------------------------------------------------------
                                                     80,880,607      79,282,569
      Less:
          Allowance for loan losses                   1,274,650       1,174,796
          Net deferred loan origination fees
             and costs                                  251,473         276,093
      -------------------------------------------------------------------------
                                                    $79,354,484     $77,831,680
      =========================================================================

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 LOANS AND ALLOWANCE FOR LOAN LOSSES--CONTINUED

      Changes in the allowance for loan losses are as follows:

      YEARS ENDED DECEMBER 31,                             1996            1995
      -------------------------------------------------------------------------
      Balance, beginning of year                   $  1,174,796      $1,177,760
      Provision for loan losses                          85,000         120,500
      Recoveries                                         14,854          14,919
      Charge-offs                                             -        (138,383)
      -------------------------------------------------------------------------
      Balance, end of year                         $  1,274,650      $1,174,796
      =========================================================================

      At December 31, 1996 and 1995, the total recorded investment in impaired loans all of which had allowances determined in accordance with SFAS No. 114 and No. 118, amounted to approximately $354,000 and $700,000, respectively. The allowance for loan losses related to impaired loans amounted to approximately $51,000 and $63,000 at December 31, 1996 and 1995, respectively.

3 BANK PREMISES AND EQUIPMENT

      Bank premises and equipment are summarized as follows:

      DECEMBER 31,                                            1996         1995
      -------------------------------------------------------------------------
      Leasehold improvements                            $1,152,304   $1,705,191
      Furniture, fixtures and equipment                  1,598,106    1,034,967
      -------------------------------------------------------------------------
                                                         2,750,410    2,740,158
      Less accumulated depreciation and amortization     1,429,801    1,285,727
      -------------------------------------------------------------------------
                                                        $1,320,609   $1,454,431
      =========================================================================

4 INTANGIBLE ASSETS

      Goodwill, representing the cost of Island National Trust and Investment Division in excess of tangible and identifiable intangible net assets acquired, is amortized on a straight-line basis over a fifteen year period. At December 31, 1996 and 1995, goodwill aggregated $765,437 and $843,941, net of accumulated amortization of $416,115 and $337,611, respectively.

      Trust account servicing rights are amortized over a ten year period. At December 31, 1996 and 1995, trust account servicing rights aggregated $169,847 and $205,931, net of accumulated amortization of $190,945 and $154,861, respectively.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5 INCOME TAXES (BENEFIT)

      Income taxes (benefit) consist of the following:

      YEARS ENDED DECEMBER 31,                            1996             1995
      -------------------------------------------------------------------------
      Current:
          Federal                                    $ 197,647        $  10,130
          State                                          9,088                0
      -------------------------------------------------------------------------
                                                       206,735           10,130
      -------------------------------------------------------------------------
      Deferred:
          Federal                                     (143,838)        (229,832)
          State                                           (168)         (24,538)
      -------------------------------------------------------------------------
                                                      (144,006)        (254,370)
      -------------------------------------------------------------------------
                                                     $  62,729        $(244,240)
      =========================================================================

      Income taxes (benefit) differ from the amount computed by applying the statutory Federal income tax rate of 34 percent to income before income taxes as follows:

      YEARS ENDED DECEMBER 31,                                     1996               1995
      ------------------------------------------------------------------------------------
      Tax expense at statutory Federal income tax rate        $ 289,512          $ 237,600
      Utilization of net operating loss carryforward           (112,638)          (295,400)
      Change in deferred tax asset valuation allowance         (153,637)          (212,980)
      Other                                                      39,492             26,540
      ------------------------------------------------------------------------------------
                                                              $  62,729          $(244,240)
      ====================================================================================

      The income tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are as follows:

      DECEMBER 31,                                                                 1996          1995
      -----------------------------------------------------------------------------------------------
      Deferred tax asset (liability):
          Allowance for loan losses                                            $337,900      $305,900
          Net operating loss carryforwards                                            -       112,600
          Net deferred loan fees and costs                                       94,600       103,900
          Deferred gain on the sale of real estate                               43,600        51,300
          Depreciation                                                           59,500        45,100
          Charitable contributions                                                    -        28,000
          Trust servicing rights                                                 24,000        19,400
          Net unrealized (gain) loss on securities available for sale             8,100       (40,900)
      -----------------------------------------------------------------------------------------------
                                                                                567,700       625,300
      Less valuation allowance                                                        -       225,300
      -----------------------------------------------------------------------------------------------
      Net deferred tax asset                                                   $567,700      $400,000
      ===============================================================================================

      Income taxes paid for the years ended December 31, 1996 and 1995, amounted to $14,530 and $5,748, respectively.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6 TIME DEPOSITS

      Approximate maturities of certificates of deposit issued in amounts of $100,000 or more are as follows:

      DECEMBER 31,                                          1996           1995
      -------------------------------------------------------------------------
      Less than three months                          $1,769,000    $ 2,150,000
      Over three months but less than twelve months    6,340,000      6,571,000
      Twelve months or more                              855,000      2,331,000
      -------------------------------------------------------------------------
                                                      $8,964,000    $11,052,000
      =========================================================================

7 COMPENSATION PLANS

      STOCK BENEFIT PLAN

      The Bank has adopted a Stock Benefit Plan (the "Plan") for the benefit of all employees. Under the Plan, 90,000 shares (increased by 30,000 shares in 1993) of authorized by unissued common stock have been reserved which may be adjusted for the effect of stock dividends, stock splits, and other similar activities.

      Under the Plan, the Board of Directors may award eligible employees any combination of stock options, stock appreciation rights, restricted stock awards, deferred stock awards and stock purchase rights.

      STOCK OPTIONS

      A summary of common stock option activity is as follows:

      YEARS ENDED DECEMBER 31,                           1996              1995
      -------------------------------------------------------------------------
      Options outstanding at beginning of year         51,350            52,800
      Granted                                               -             1,200
      Exercised                                             -                 -
      Canceled                                         (1,050)           (2,650)
      -------------------------------------------------------------------------
      Options outstanding at end of year               50,300            51,350
      =========================================================================
      Option price range                        $13.50 to $22     $13.50 to $22
      =========================================================================
      Options exercisable at year end                  49,717            49,733
      =========================================================================
      Options available for grant at year end          38,050            37,000
      =========================================================================

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7 COMPENSATION PLANS--CONTINUED

      Options granted to one officer of the Bank vested ratably over a six-year period from date of grant and other options vest ratably over a three year period from date of grant. Options for 42,000 shares expire 10 years after the date granted. All other options granted expire the earlier of ten years after the date granted or within 30 days of termination of employment.

      At the time of inception, organizers of the Bank were granted options on 21,067 shares, in the aggregate, of authorized but unissued common stock. The options were fully vested on the date of grant, expire December 2, 1998, and have an option price of $20 per share. As of December 31, 1996, none of these options were exercised.

      DIRECTORS' DEFERRED COMPENSATION PLAN

      During October 1995, the Bank terminated a supplemental retirement plan covering certain directors, and paid accumulated deferred compensation of approximately $194,000 to those directors. Expense recognized under the plan was approximately $79,000 in 1995. The Bank is the beneficiary of life insurance policies with cash surrender values that had been purchased as a method of partially funding benefits under this plan.

      PROFIT SHARING PLAN

      The Bank established a profit sharing plan, which provides for the Bank to make contributions pursuant to applicable salary savings elections and discretionary sponsor contributions as may be determined by the Board of Directors. The sponsor contribution for the years ended December 31, 1996 and 1995, of approximately $34,000 and $26,000, respectively, are included in salaries and employee benefits expense in the accompanying consolidated statement of income.

8 RELATED PARTY TRANSACTIONS

      The Bank has entered into borrowing transactions with its directors, significant stockholders and their affiliates. In management's opinion, such transactions were on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of credit to such related parties at December 31, 1996 and 1995, was approximately $3,619,000 and $3,541,000, respectively.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 COMMITMENTS AND CONTINGENCIES

      In the normal course of business the Bank is a party to financial instruments with off balance sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit, liquidity and interest rate risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments outstanding at December 31, 1996, reflect the extent of involvement the Bank has in particular classes of financial instruments and are summarized as follows:

          Commitments to extend credit                     $ 13,616,000

          Standby letters of credit                             564,000

      The Bank's exposure to credit loss in the event of non performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments on conditional obligations as it does for extensions of credit recorded on the balance sheet.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

      Substantially all of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's southeast Florida market area. The concentrations of credit by type of loan are set forth in
      Note 2.

      At December 31, 1996, the Bank was obligated under four non cancelable operating leases, three for banking facilities and one for its administrative center. These leases contain provisions for common area maintenance charges, renewal options and escalation clauses providing for increased rentals based primarily on increases in the average consumer price index.

      On March 31, 1992, the Bank executed a purchase and sale agreement to acquire real property in the Town of Palm Beach for use as the main banking center and corporate offices of the Bank and its subsidiary. On April 8, 1992, the Bank entered into a sale leaseback transaction on the newly acquired property with a partnership whose principal is also a director of the Bank. The initial lease term is for 10 years with the option to renew the lease for five consecutive terms of five years each. The gain on the sale leaseback was approximately $205,000 and is being recognized on a straight line basis over the initial 10 year lease term.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 COMMITMENTS AND CONTINGENCIES--CONTINUED

      For financial reporting purposes, minimum fixed rent payments are recognized over the lease term on a straight line basis.

      Total rental expense for operating leases in 1996 and 1995 was approximately $958,000 and $921,000. Of the total rent expense in 1996 and 1995, approximately $582,000 and $603,000 was for the related party lease.

      Future minimum lease payments under these non cancelable operating leases as of December 31, 1996, were approximately as follows:

                                                       TOTAL      RELATED PARTY
                                                      AMOUNT              LEASE
      -------------------------------------------------------------------------
      1997                                        $  782,000         $  481,000
      1998                                           803,000            495,000
      1999                                           777,000            510,000
      2000                                           799,000            525,000
      2001                                           692,000            541,000
      Thereafter                                     745,000            368,000
      -------------------------------------------------------------------------
                                                  $4,598,000         $2,920,000
      =========================================================================

      The Bank is a party to litigation and claims arising from when the Bank filed to foreclose on real estate collateralizing a loan. The borrower filed a counterclaim alleging truth in lending violations, and sought to rescind the mortgage, require the Bank to return all interest paid, and pay attorney fees and costs. The Bank's total exposure in this case is approximately $187,000. The Bank was successful in obtaining the foreclosure judgment and defeating the truth in lending defenses in a May 1996 trial. However, the judgment is now on appeal awaiting oral arguments. The Bank continues to respond vigorously to the defenses and counterclaims raised by the borrower. Management while presently unable to determine the outcome, does not believe the outcome will have a material adverse effect on the Bank's future operations.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10 REGULATORY MATTERS

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulators to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

      As of December 31, 1996, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk based, Tier 1 risk based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                TO BE WELL CAPITALIZED
                                                                         FOR CAPITAL           UNDER PROMPT CORRECTIVE
                                             ACTUAL                  ADEQUACY PURPOSES            ACTION PROVISIONS
                                          -------------------------------------------------------------------------------------
DECEMBER 31, 1996                            AMOUNT        RATIO          AMOUNT        RATIO           AMOUNT            RATIO
----------------------------------------  -------------------------------------------------------------------------------------
Total Capital (to Risk Weighted Assets)   $11,030,409      15.2%        $5,798,000       8.0%         $7,247,000          10.0%
Tier 1 Capital (to Risk Weighted Assets)   10,109,785      14.0%         2,899,000       4.0%          4,348,000           6.0%
Tier 1 Capital (to Average Assets)         10,109,785       9.2%         4,405,000       4.0%          5,506,000           5.0%
========================================  =====================================================================================
DECEMBER 31, 1995
----------------------------------------  -------------------------------------------------------------------------------------
Total Capital (to Risk Weighted Assets)   $10,062,849      15.0%        $5,132,000       8.0%         $6,715,000          10.0%
Tier 1 Capital (to Risk Weighted Assets)    9,206,420      13.7%         2,686,000       4.0%          4,029,000           6.0%
Tier 1 Capital (to Average Assets)          9,206,420       8.5%         4,350,000       4.0%          5,437,000           5.0%
----------------------------------------   -------------------------------------------------------------------------------------

      The amount of dividends which may be declared by the Bank is regulated by the Office of the Comptroller of the Currency. As of December 31, 1996, the Bank had no accumulated earnings available for the payment of dividends.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 FAIR VALUE OF FINANCIAL INSTRUMENTS

      Disclosure of fair value of financial instruments is required by SFAS No. 107, "Disclosures About Fair Value of Financial Instruments". Disclosure of fair value estimates are not required for non financial assets and liabilities, such as fixed assets, intangibles and anticipated future business. As a result, the following fair values are not comprehensive and therefore do not reflect the underlying value of the Bank.

      The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

      CASH AND CASH EQUIVALENTS - the carrying amounts reported in the balance sheet approximate those assets' fair value.

      INVESTMENT SECURITIES - fair values were based on quoted market prices, if available. If a quoted market price is not available, fair values were estimated using quoted market prices for similar securities.

      LOANS RECEIVABLE - for residential mortgage loans, fair values were estimated using quoted market prices for sales of whole loans with similar characteristics, such as repricing dates, product type and size. For other homogeneous categories of loans, fair values were estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans, for which quoted market prices are not available, were estimated by discounting expected cash flows using current interest rates on loans with similar terms.

      DEPOSIT LIABILITIES - the fair value of demand deposits and certain money market deposits was the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit was based on the discounted value of contractual cash flows using discount rates that equaled the interest rates currently offered for deposits of similar remaining maturities.

      COMMITMENTS TO EXTEND CREDIT AND OTHER OFF BALANCE SHEET FINANCIAL INSTRUMENTS - Consideration of the fair value of commitments to extend credit and letters of credit is based on fees charged to enter into similar agreements. Since the fees charged by the Bank are nominal, the estimate of fair value is negligible.

                                          ISLAND NATIONAL BANK AND TRUST COMPANY
                                                                  AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11   FAIR VALUE OF FINANCIAL INSTRUMENTS--CONTINUED

     The approximate carrying amount and estimated fair values of the Bank's financial instruments, in thousands, at December 31, 1996 and 1995, are as follows:

                                                       DECEMBER 31, 1996               DECEMBER 31, 1995
                                                    -------------------------------------------------------
                                                    CARRYING          FAIR          CARRYING          FAIR
                                                     AMOUNT          VALUE           AMOUNT          VALUE
      -----------------------------------------------------------------------------------------------------
      FINANCIAL ASSETS:
          Cash and cash equivalents                 $39,199         $39,199         $13,281         $13,281
          Investment securities                       7,845           7,963          12,379          12,622
          Loans, net of allowance                    79,354          78,424          77,832          78,079

      FINANCIAL LIABILITIES:
          Deposits:
             Without stated maturities               92,714          92,714          71,013          71,013
             With stated maturities                  25,391          25,465          25,823          26,117
      =====================================================================================================
      UNRECOGNIZED FINANCIAL INSTRUMENTS (1)
          Commitments to extend credit              $     -         $     -         $     -         $     -
          Letters of credit                               -               -               -               -
      =====================================================================================================
      (1) Contract or notional amounts for unrecognized financial instruments totaled approximately $14,180,000 at December 31, 1996, as set forth in Note 9.

12   INTEREST EXPENSE

     Interest paid was approximately $2,747,000 and $2,992,000 for the years ended December 31, 1996 and 1995.

13   SUBSEQUENT EVENT

     On January 6, 1997, the Bank entered into a definitive agreement to merge with 1st United Bank, a subsidiary of 1st United Bancorp, a publicly held bank holding company whose main office is located in Boca Raton, Florida. Stockholders of the Bank will receive approximately 2.15 shares of the common stock of 1st United Bancorp for each share of the Bank's common stock they own. The transaction is subject to regulatory approval and must be approved by a minimum two-thirds vote of the Bank's stockholders. The transaction is expected to be completed in April 1997.

               Report of Independent Certified Public Accountants


The Board of Directors and Shareholders
1st United Bancorp and Subsidiaries

We have audited the supplementary consolidated balance sheets of 1st United Bancorp and Subsidiaries (formed as a result of the consolidation of 1st United Bancorp and Island National Bank and Trust Company) as of December 31, 1996 and 1995 and the related supplementary consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. The supplementary consolidated financial statements give retroactive effect to the merger of 1st United Bancorp and Island National Bank and Trust Company on April 1, 1997, which has been accounted for using the pooling-of-interests method as described in the notes to the supplementary consolidated financial statements. These supplementary financial statements are the responsibility of the management of 1st United Bancorp. Our responsibility is to express an opinion on these supplementary financial statements based on our audits. We did not audit the financial statements of Island National Bank and Trust Company which statements reflect total assets constituting 19% for 1996 and 22% for 1995 of the related supplementary consolidated financial statement totals, and which reflect net income constituting approximately 10%, 16% and 16% of the related supplementary consolidated financial statement totals for the years ended December 31, 1996, 1995 and 1994, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Island National Bank and Trust Company, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the supplementary financial statements referred to above present fairly, in all material respects, the consolidated financial position of 1st United Bancorp at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, after giving retroactive effect to the merger of Island National Bank and Trust Company, as described in the notes to the supplementary consolidated financial statements, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP
West Palm Beach, Florida
January 9, 1997, except for the first and fourth paragraphs of Note 2, as to which the date is April 1, 1997, the first and second paragraphs of Note 15, as to which the date is July 1, 1997, and the third paragraph of Note 15, as to which the date is August 7, 1997.

Item 7(b)


                       1ST UNITED BANCORP AND SUBSIDIARIES
                    SUPPLEMENTARY CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 31,
                                         1996            1995
                                       --------        --------
                                   (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
Cash and due from banks                $ 35,779        $ 25,266
Interest bearing deposits                42,480             728
Federal funds sold                       47,262          25,324
                                       --------        --------
   Total cash and cash equivalents      125,521          51,318
Investment securities available-for-
  sale                                   24,903          26,012
Investment securities held to maturity
  (market value of $42,778 and $38,832
   in 1996 and 1995, respectively)       42,917          38,550
Loans, net of allowance for loan losses
  of $9,826 and $8,014 in 1996 and
  1995, respectively                    458,765         338,651
Bank premises and equipment, net         16,295           8,759
Accrued interest receivable               3,093           2,761
Other real estate owned                   3,929           2,200
Goodwill, net                             7,951           5,079
Other assets                              8,792           7,191
                                       --------        --------
                                       $692,166        $480,521
                                       ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
  Demand deposits, non-interest
    bearing                            $168,715        $109,871
  NOW and money market accounts         257,639         171,724
  Savings deposits                       57,173          44,877
  Time deposits of $100,000 or more      32,371          30,320
  Time deposits less than $100,000      107,227          70,214
                                       --------        --------
            Total deposits              623,125         427,006
Long-term debt                                0              39
Securities sold under agreement to
  repurchase                                  0             700
Accrued interest and other
  liabilities                             6,976           4,074
                                       --------        --------
      Total liabilities                 630,101         431,819
Shareholders' equity:
  Common Stock, par value $.01 per
    share-authorized 20,000,000 shares,
    issued and outstanding 9,801,189
    and 8,811,189 shares in 1996 and
    1995, respectively.                      98              88

  Additional paid-in capital             45,677          38,608
  Retained earnings                      16,400           9,904
  Unrealized (losses) gains on
    available-for-sale securities,
    net of taxes                          (110)             102
                                        -------        --------
 Total shareholders' equity              62,065          48,702
                                        -------        --------

                                       $692,166        $480,521
                                       ========        ========
See Accompanying Notes

                       1ST UNITED BANCORP AND SUBSIDIARIES
                 SUPPLEMENTARY CONSOLIDATED STATEMENTS OF INCOME

                                                       YEAR ENDED DECEMBER 31,
                                              1996              1995              1994
                                              ----              ----              ----
                                               (IN THOUSANDS EXCEPT PER-SHARE DATA)
Interest income:
 Loans, including fees                      $ 40,754         $ 31,945           $21,248
 Investment securities                         5,286            4,691             4,339
 Federal funds sold                            1,634              810               567
 Interest bearing deposits                       747              153                22
                                            --------         --------           -------
                                              48,421           37,599            26,176
Interest expense:
  Deposits                                    13,511           10,731             7,235
  Notes payable and long-term debt                71               80               151
  Short-term borrowings                           75              259                63
                                            --------         --------           -------
                                              13,657           11,070             7,449
                                            --------         --------           -------
Net interest income                           34,764           26,529            18,727
Provision for loan losses                        255              327               356
                                            --------         --------           -------

Net interest income after provision
  for loan losses                             34,509           26,202            18,371

Non interest income:
 Customer service charges                      5,754            3,127             2,066
 Investment services                             956              837               805
 Trust services                                  833              723               669
 Securities (losses) gains, net                  (72)             (13)               14
 Gain on sale of loans                           880              410               392
 Gain of sale of other real estate
   owned, net                                    339              233                48
 Gain on sale of assets                          529               92                 0
 Other                                           910              545               727
                                            --------         --------           -------
                                              10,129            5,954             4,721

Non interest expense:
 Salaries and employee benefits               14,512           10,719             8,329
 Occupancy, furniture and equipment            6,459            5,060             3,725
 Stationery, printing and supplies               703              527               374
 Professional fees                             1,274            1,218               693
 FDIC insurance expense                          124              677               692
 Other real estate expense                       652              554               333
 Other taxes                                     225              137                96
 Insurance                                       400              302               334
 Telephone                                       654              393               234
 Postage                                         494              314               160
 Amortization of intangible assets               735              404               242
 Merger expenses                               1,221                0                 0
 Other                                         4,572            3,333             3,039
                                            --------         --------           -------
                                              32,025           23,638            18,251
                                            --------         --------           -------
Income before income taxes                    12,613            8,518             4,841
Income taxes                                   4,389            2,549             1,301
                                            --------         --------           -------
Net income                                  $  8,224         $  5,969           $ 3,540
                                            ========         ========           =======

Net income per share                        $   0.83         $   0.67           $  0.48
                                            ========         ========           =======

See Accompanying Notes

                       1ST UNITED BANCORP AND SUBSIDIARIES
          SUPPLEMENTARY CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                        (In thousands except share data)

                                                                        UNREALIZED (LOSSES)
                                                                             GAINS ON
                                       COMMON STOCK   ADDITIONAL           AVAILABLE-FOR-     TOTAL
                                     ----------------  PAID-IN  RETAINED SALE SECURITIES   SHAREHOLDERS'
                                     SHARES    AMOUNT  CAPITAL  EARNINGS    NET OF TAX       EQUITY
                                     -----     ------  -------  --------    ----------       ------
Balance at December 31, 1993....    5,399,669   $ 54   $23,458   $1,785       $ (14)         $25,283

Stock issued for acquisition of
  New River Bank net assets.....      555,395      6     2,396                                 2,402
Retirement of stock by pooled company                    (  47)                               (   47)
Stock issued for acquisition of
  Suburban Bank..................     705,625      7     3,150                                 3,157
Change in unrealized losses on
  available-for-sale securities,
  net of tax                                                                   (402)          (  402)
Cash dividends - $.07 per share..                                 ( 225)                      (  225)
Issuance of common stock, net....   1,840,000     18     7,656                                 7,674
Net income                                                        3,540                        3,540
                                    ----------------------------------------------------------------

Balance at December 31, 1994.....   8,500,689     85    36,613    5,100       ( 416)          41,382

Repurchase of common stock......     (180,000)    (2)   (1,305)                               (1,307)
Stock issued for acquisition
   of Jupiter Tequesta National
   Bank........................       486,000      5     3,285                                 3,290
Exercise of stock options......         4,500               15                                    15
Change in unrealized gains
   (losses) on securities
   available-for-sale, net
   of tax......................                                                 518              518
Cash dividends - $.06 per share.                                  (1,090)                     (1,090)
Cash dividends of pooled company.                                  (  75)                     (   75)
Net income                                                         5,969                       5,969
                                    ----------------------------------------------------------------

Balance at December 31, 1995...     8,811,189     88    38,608     9,904        102           48,702

Stock issued for acquisition
    of The American Bancorporation
    of the South................      820,000      8     6,374                                 6,382
Exercise of stock options.......      170,000      2       962                                   964
Retirement of stock by pooled
     company....................                          (267)                                 (267)
Change in unrealized gains
  (losses) on securities
  available-for-sale, net
  of tax........................                                               (212)            (212)
Cash dividends - $0.21 per share                                  (1,659)                     (1,659)
Cash dividends of pooled company                                  (   69)                     (   69)
Net income.......................                                  8,224                       8,224
                                    ----------------------------------------------------------------

Balance at December 31, 1996...     9,801,189    $98   $45,677   $16,400      $(110)         $62,065
                                    ================================================================


See Accompanying Notes

                       1ST UNITED BANCORP AND SUBSIDIARIES
               SUPPLEMENTARY CONSOLIDATED STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31,
                                               ------------------------
                                               1996       1995     1994
                                               ----       ----     ----
                                                    (IN THOUSANDS)

     OPERATING ACTIVITIES
     Net income                               $8,224    $5,969   $3,540
     Adjustments to reconcile net
       income to net cash provided
       by operating activities, net of
       effects of purchase acquisitions
     Provision for loan losses...........        255       327      356
     Amortization of goodwill............        735       404      242
     Depreciation........................      1,963     1,354    1,035
     Deferred income taxes...............      2,676       226    1,059
     Net gain on sale of other real
       estate............................       (339)     (233)    ( 48)
     Gain on sale of loans...............       (880)     (410)    (392)
     Loans originated for sale...........    (13,188)   (6,272)  (5,630)
     Sales of loans and loan participation
       certificates......................     14,068     6,697    6,049
     Accretion of loan discount..........        ( 0)        0    ( 127)
     Decrease (increase) in accrued
       interest receivable...............        615      (238)      98
     (Decrease) increase in accrued
       interest payable..................      ( 188)     (153)     758
     Other...............................      (  87)   (1,091)  (1,497)
                                                -----    -----   ------
     Net cash provided by operating
       activities........................     13,854     6,580    5,443

                       1ST UNITED BANCORP AND SUBSIDIARIES
         SUPPLEMENTARY CONSOLIDATED STATEMENTS OF CASH FLOWS- Continued

                                             YEAR ENDED DECEMBER 31,
                                       -----------------------------------
                                          1996        1995          1994
INVESTING ACTIVITIES                   ---------    ---------    ---------
Net cash acquired (paid) in
  acquisitions .....................      21,067        ( 316)       3,469
Purchase of investment
  securities held to maturity ......     ( 3,356)      (1,549)      (5,239)
Maturities of investment securities
  held to maturity .................       8,495       23,914       10,236
Purchase of investment
  securities available-for-
  sale .............................     (11,747)     (13,508)     (26,622)
Maturities and sales of investment
  securities available-for-
  sale .............................      48,890       28,668       45,917
Increase in net loans ..............     (53,781)     (19,921)      (2,559)
Purchases of premises and equipment      ( 2,467)      (2,101)      (1,454)
Proceeds from sales of premises and
  equipment ........................       1,469            0            0
Proceeds from sales of other real
  estate ...........................      10,615        3,154        1,210
Decrease in other assets ...........         923          763        1,332
                                       ---------    ---------    ---------
Net cash provided by investing
  activities .......................      20,108       19,104       26,290

FINANCING ACTIVITIES
Payment of cash dividends ..........      (1,728)      (1,165)        (225)
(Repurchase)issuance of
   common stock ....................       ( 267)      (1,307)       7,627
Exercise of stock options ..........         964           15            0
Decrease in short-term
  borrowings .......................       ( 700)           0       (6,654)
Increase in notes payable to
  related parties ..................       2,002            0        3,003
Repayments of notes payable to
  related parties ..................      (2,002)           0       (3,003)
Repayments of long-term debt .......      (2,782)      (2,005)      (  517)
Net increase (decrease) in
  demand deposits, NOW
  accounts, money market
  accounts, time and savings
  deposits .........................      43,851      (18,365)      (6,271)
Other liabilities ..................         903      (   227)      (  526)
                                       ---------    ---------    ---------
Net cash provided by (used in)
  financing activities .............      40,241      (23,054)      (6,566)
                                       ---------    ---------    ---------
Increase in cash and cash
  equivalents ......................      74,203        2,630       25,167
Cash and cash equivalents at
  beginning of year ................      51,318       48,688       23,521
                                       ---------    ---------    ---------
Cash and cash equivalents at
  end of year ......................   $ 125,521    $  51,318    $  48,688
                                       =========    =========    =========

SUPPLEMENTAL SCHEDULE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES
Loans transferred to other real
  estate owned .....................   $   5,487    $   1,521    $   1,821
                                       ---------    ---------    ---------
Assets (net of cash) acquired in
  purchase acquisitions ............   $ 138,053    $  53,671    $ 171,956
                                       ---------    ---------    ---------
Liabilities assumed in purchase
  acquisitions .....................   $ 156,331    $  53,465    $ 170,687
                                       ---------    ---------    ---------

See Accompanying Notes

                       1ST UNITED BANCORP AND SUBSIDIARIES
            NOTES TO SUPPLEMENTARY CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

1.  SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION

         1st United Bancorp ("Bancorp" or the "Company") is a bank holding company regulated by the Federal Reserve Board. Its principal businesses are the operation of 1st United Bank ("1st United" or the "Bank") and Island Investment Services, Inc. ("IIS"), both wholly owned subsidiaries. The supplementary consolidated financial statements include the accounts of the Company, 1st United and IIS. All significant intercompany balances and transactions have been eliminated in consolidation. Through these subsidiaries Bancorp provides a wide range of banking, investing and trust services to individual and corporate customers in Palm Beach, Brevard, Martin and Northern Broward counties.

         The supplementary consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, and have been retroactively restated to include the accounts of Island National Bank and Trust Company ("Island") that merged with the Company on April 1, 1997 (Note 2).

         The supplementary consolidated financial statements will become the historical consolidated financial statements of the Company and subsidiaries after consolidated financial statements covering the date of the consummation of the merger are issued.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENT SECURITIES

         Debt securities that Bancorp has both the positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that Bancorp does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component of shareholders' equity, net of related tax effect. Unrealized holding gains and losses on securities classified as trading are reported in earnings. The amortized cost of debt securities classified as held to maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated lives of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net gain (loss) on sale of investment securities. The cost of securities sold is based on the specific identification method.

LOANS

     Loans generally are stated at their outstanding unpaid principal balances net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans. Interest income is accrued on the unpaid principal balance. Discounts and premiums are amortized to income using the interest method. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans.

NONACCRUAL LOANS - Generally, a loan is classified as nonaccrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for credit losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

ALLOWANCE FOR LOAN LOSSES - The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. Although management believes the allowance for possible loan losses is adequate, their evaluation of possible loan losses is a continuing process which may necessitate adjustments to the allowance in future periods.

     Effective January 1, 1994, Bancorp adopted Financial Accounting Standards Board Statement No. 114, "Accounting by Creditors for Impairment of a Loan" ("FAS 114"). Under the new standard, the allowance for loan losses related to loans that are identified for evaluation in accordance with FAS 114 is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral dependent loans. Prior to 1994, the allowance for loan losses related to these loans was based on undiscounted cash flows or the fair value of the collateral for collateral dependent loans. The adoption of FAS 114 did not have a material impact on the financial condition or results of operations of Bancorp.

         The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated probable credit losses. Management's periodic evaluation of the adequacy of the allowance is based on Bancorp's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

OTHER REAL ESTATE OWNED (OREO)

     OREO is comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure. In accordance with FAS 114, a loan is classified as OREO when Bancorp has taken possession of the collateral regardless of whether formal foreclosure proceedings take place.

     Foreclosed assets initially are recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of (1) cost or (2) fair value less estimated costs to dispose. Revenue and expenses from operations of OREO and changes in the valuation allowance are included in other real estate income and other real estate expense in the statement of income.


GAIN ON SALE OF LOANS

         Gain on sale of loans results from the sale of the government guaranteed portion of Small Business Administration (SBA) loans originated by 1st United. SBA loans originated by 1st United are generally guaranteed by the U.S. Government up to 90% of the principal balance of the loans. During 1996, 1995, and 1994, 1st United sold loans with principal balances of $13,188,000, $6,272,000, and $5,630,000, respectively, resulting in gains of $880,000, $410,000, and $392,000, respectively. Loans held for sale are reported at the lower of cost or market value on a specific identification basis as of the balance sheet date. No loans were classified as held for sale at December 31, 1996 and 1995.


PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the terms of the respective leases or their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Gains and losses on dispositions of premises and equipment are reflected in the statement of income.

STOCK BASED COMPENSATION

         The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees", and, accordingly, recognizes no compensation expense for the stock option grants.

STATEMENT OF CASH FLOWS

     For the purposes of the statement of cash flows, the Company considers cash and due from banks, certificates of deposits with other financial institutions with original maturities of three months or less and federal funds sold as cash equivalents.

     During 1996, 1995, and 1994, cash paid by the Company for income taxes amounted to $3,080,000, $2,638,000 and $1,151,000, respectively. In addition, interest of $13,812,000, $10,954,000, and $7,403,000 was paid in 1996, 1995 and
1994, respectively.

CASH AND AMOUNTS DUE FROM DEPOSITORY INSTITUTIONS

         The Bank is required to maintain a non-interest bearing reserve balance with the Federal Reserve Bank. The average reserve balance was approximately $4.0 million in 1996.

INCOME TAXES

         Income taxes have been provided using the liability method in accordance with FASB Statement No. 109 Accounting for Income Taxes.

TRUST ASSETS

         Securities and other property held by the trust department in agency or fiduciary capacities are not included in the consolidated financial statements since they are not assets of the Bank. Revenues from trust services are recorded in income as earned.

GOODWILL

         The Company, at each balance sheet date, evaluates the recovery of the carrying amount of goodwill to determine if any impairment indicators are present. These indicators include duplication of resources resulting from acquisitions, income derived from business acquired and other factors. If this review indicates that goodwill will not be recoverable, as principally determined based on the estimated undiscounted cash flows of the acquired entity over the remaining amortization period, the carrying value of the goodwill is reduced by the estimated shortfall of future cash flows.

RECLASSIFICATION

     Certain amounts presented in the consolidated financial statements for prior years have been reclassified for comparative purposes.

INCOME PER COMMON SHARE

     Income per common share amounts are based on the weighted average number of shares of common stock and common stock equivalents outstanding during each year. Common stock equivalents represent the potentially dilutive effect of the assumed exercise of certain outstanding stock options.

FASB STATEMENT NO. 121

         In March, 1995, the FASB issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 in the first quarter of 1996, which did not have a material impact on the financial condition or operations of Bancorp.

2.   MERGERS AND ACQUISITIONS

         On April 1, 1997, Bancorp completed its merger with Island and its wholly owned discount brokerage subsidiary IIS. At the date of acquisition Island had total assets and deposits of approximately $145 million and $132 million, respectively. In connection with the transaction, Bancorp and Island incurred one time expenses of $1,383,000 which were recorded in the three months ended June 30, 1997. The transaction was accounted for under the pooling-of-interests method of accounting for business combinations and accordingly, the supplementary consolidated financial statements have been restated for the periods prior to the merger to include Island. In connection with the transaction, Bancorp issued approximately 1,365,000 of its common shares to Island shareholders.

         On November 1, 1996, the Company completed its merger with Park Bankshares, Inc. ("Park") and its wholly owned subsidiary, First National Bank of Lake Park. Park had total assets and deposits of approximately $60.1 million and $54.9 million, respectively. The transaction was accounted for under the pooling-of-interests method of accounting for business combinations and accordingly, the consolidated financial statements have been restated for the periods prior to the merger to include Park. In connection with the transaction, the Company issued 816,000 of its common shares to Park shareholders.

         The 1996 results of operations of the Company include the pre-merger results of operation for Park for the period January 1, 1996, through October 31, 1996. Summarized operating activity for Park for the 1996 pre-merger period was as follows: (in thousands)




                    Net interest income                          $2,437
                    Non-interest income                             535
                    Net income                                      470

         Separate results of operations of the combined entities for December 31, 1996, 1995 and 1994 were as follows: (in thousands)


                                 1996           1995           1994
                                -------        -------        -------
Net interest income:
   Bancorp                      $29,494        $18,669        $12,034
   Park                               0          2,603          2,216
   Island                         5,270          5,257          4,477
                                -------        -------        -------
   Combined                     $34,764        $26,529        $18,727
                                =======        =======        =======

Non-interest income:
   Bancorp                      $ 7,910        $ 3,372        $ 2,323
   Park                               0            603            560
   Island                         2,219          1,979          1,838
                                -------        -------        -------
   Combined                     $10,129        $ 5,954        $ 4,721
                                =======        =======        =======

Net income:
   Bancorp                      $ 7,435        $ 4,502        $ 2,654
   Park                               0            523            317
   Island                           789            944            569
                                -------        -------        -------
   Combined                     $ 8,224        $ 5,969        $ 3,540
                                =======        =======        =======

         On January 5, 1996, Bancorp acquired The American Bancorporation of the South ("American") and merged its wholly-owned subsidiary, The American Bank of the South, into 1st United. Consideration paid by Bancorp to the shareholders of American was $10,017,000 and was paid in the form of 30% cash and 70% stock. Approximately 820,000 shares (value per share of $7.78 net of issuance costs) of Bancorp common stock were issued in this acquisition. This acquisition was accounted for using the purchase method of accounting and approximately $3.6 million in goodwill was recorded and is being amortized over 15 years under the straight-line method. Accumulated amortization of goodwill related to American is $251,000 at December 31, 1996.

         Approximately $163.7 million in total assets were acquired. Included in this total was approximately $25.6 million, $48 million, $73 million, $8 million and $5 million in federal funds, investments, net loans, bank premises and equipment, and other real estate, respectively. Included in loans were approximately $11 million in nonaccrual loans. Approximately $152.3 million in deposits, which includes approximately 30% in non interest bearing demand deposits, were assumed and sixteen (16) bank-owned branch locations throughout Brevard County Florida were acquired.

         To facilitate the acquisition of American, certain of the directors of Bancorp and senior management of 1st United committed to loan Bancorp $2.5 million. On January 4, 1996, Bancorp borrowed approximately $2.2 million from these individuals at a 10% annual interest rate, payable quarterly, with the entire outstanding principal balance due in one year. Bancorp paid a 1% commitment fee and a 1% funding fee to these individuals and also had the option of extending the maturity of these notes for five one-year terms. Bancorp repaid these borrowings in full on May 1, 1996.

         The following summarizes (in thousands) the fair value of the assets of American acquired and the liabilities of American assumed:

                   Cash and federal funds sold               $25,645
                   Investment securities                      47,761
                   Net loans                                  72,809
                   Other assets                               17,483
                   Total deposits                           (152,268)
                   Borrowings                               (  2,743)
                   Accrued interest and
                     other liabilities                      (  1,320)
                                                            --------
                   Net assets                               $  7,367
                                                            ========

         Pro forma financial information for Bancorp, as if the American acquisition had taken place as of January 1, 1995 for income and per share data is as follows (in thousands except per share data):
                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                                1995
                                                              -------
                  Total interest income                       $48,650
                  Provision for loan losses                     1,112
                  Net interest income after
                     provision for loan losses                 32,324
                  Income before taxes                           8,217
                  Net income                                    5,419
                  Net income per share                            .61

         This pro forma information does not purport to be indicative of the results of operations which would have resulted had the acquisition been consummated at the date assumed.

         On April 14, 1995, Bancorp acquired Jupiter Tequesta National Bank ("JTNB"). JTNB, a one location national bank headquartered in Tequesta, Florida, had total assets, deposits, and stockholders' equity of approximately $57 million, $53 million and $4 million, respectively. Bancorp issued approximately 486,000 shares (value per share of $6.77 net of issuance costs) of common stock and paid $3.4 million cash to the shareholders of JTNB. The acquisition was accounted for using the purchase method of accounting and approximately $3.3 million in goodwill was recorded which is being amortized over 15 years under the straight-line method. Accumulated amortization at December 31, 1996 and 1995 was, $393,000 and $156,000, respectively.

         The following summarizes (in thousands) the fair value of the assets of JTNB acquired and the liabilities of JTNB assumed:

       Cash                                                        $ 3,084
       Investment securities and federal funds                      15,505
       Net loans                                                    37,150
       Bank premises and equipment                                     331
       Accrued interest receivable                                     326
       Other real estate owned                                          50
       Other assets                                                    309
       Deposits                                                    (52,285)
       Short-term borrowings                                          (350)
       Accrued interest and other liabilities                         (830)
                                                                   -------
       Net assets                                                  $ 3,290
                                                                   =======


         Pro forma financial information for Bancorp, as if the above acquisition had taken place as of January 1, 1995 and 1994 for income and per share data is as follows:

                                                   YEAR ENDED DECEMBER 31,
                                           ------------------------------------
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                   1995                 1994
                                                  ------                -----
         Total interest income                   $38,869               $29,591
         Provision for loan losses                   327                   379
         Net interest income after
           provision for loan losses              27,472                20,499
         Income before taxes                       7,889                 4,940
         Net income                                5,538                 3,592
         Net income per share                        .61                   .46

         This pro forma information does not purport to be indicative of the results of operations which would have resulted had the acquisition been consummated at the date assumed.

         On June 3, 1994, Bancorp acquired substantially all the outstanding capital stock of Suburban Bank, and subsequently merged it into 1st United Bank. As consideration, Bancorp issued 705,625 shares (value per share of $4.48, net of issuance costs) of its common stock, paid $100,000 in cash, assumed or paid $2.7 million of outstanding debt and redeemed $585,000 in preferred stock of Suburban Bankshares, the parent of Suburban Bank. Bancorp also issued 41,300 options to the former president of Suburban Bank. These options are exercisable at $4.50 per share and expire on June 3, 1997.

         The acquisition was accounted for using the purchase method of accounting and approximately $800,000 in goodwill was recorded in conjunction with the transaction, which is being amortized over 15 years under the straight-line method. Accumulated amortization at December 31, 1996 and 1995 was $188,000 and $138,000, respectively.


         The following summarizes (in thousands) the fair values of the assets and liabilities of Suburban Bank acquired (net of cash paid) and, the liabilities of Suburban Bankshares assumed:

           Cash                            $  4,386
           Investment securities             41,860
           Net loans                         91,921
           Bank premises and equipment        2,953
           Accrued interest receivable        1,174
           Other real estate owned            2,310
           Other assets                       4,980
           Total deposits                  (137,532)
           Short-term borrowings           (  5,434)
           Long-term debt                  (  2,261)
           Mandatory convertible debt      (    300)
           Accrued interest and
             other liabilities             (  1,480)
                                           --------
           Net assets                      $  2,577
                                           ========


         To facilitate the acquisition of Suburban Bank, certain of the directors of Bancorp and certain of the senior management of 1st United committed to loan Bancorp $3.3 million on January 1, 1994. Bancorp paid a 2% commitment fee on the $3.3 million, and, on May 26, 1994, borrowed a total of $3.0 million from these individuals at a 10% annual interest rate, payable quarterly, with the entire outstanding balance becoming due and payable one year later. On July 12, 1994, these loans were repaid from the proceeds of a public offering.

     On July 13, 1993, Bancorp signed an agreement to acquire substantially all the assets and certain liabilities of New River Bank ("New River"). At
December 31, 1993, New River had assets, deposits and capital of approximately $26.8 million, $22 million and $4.5 million, respectively. Under the terms of the agreement, on February 21, 1994, Bancorp paid approximately $1.6 million in cash and issued 555,395 shares of Bancorp common stock for the net assets of New River. This transaction was accounted for under the purchase method of accounting and approximately $2.4 million in capital (at $4.32 per share) and $240,000 in goodwill was recorded, which is being amortized over 60 months. Accumulated amortization at December 31, 1996 and 1995 was $120,000 and $69,000, respectively.

         The following summarizes (in thousands) the fair values of the assets and liabilities of New River acquired:

     Cash                                      $    724
     Investment securities                       12,648
     Net loans                                   13,878
     Premises and equipment                          14
     Accrued interest receivable                    176
     Other real estate owned                         37
     Other assets                                     5
     Total deposits                             (22,075)
     Short term borrowings                      ( 1,220)
     Accrued interest and other
       liabilities                              (   385)
                                               --------
     Net assets                                $  3,802
                                               ========


         Pro forma financial information for Bancorp as if the acquisition of Suburban Bank and substantially all the assets and liabilities of New River Bank had taken place as of January 1, 1994 is as follows:

                                                  YEAR ENDED
                                                 DECEMBER 31
                                                 -----------
                                                     1994
                                                 -----------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     -------------------------------------

Total interest income...............              $30,791
Provision for loan losses...........                  356
Net interest income after
  provision for loan losses.........               21,208
Income before income taxes..........                4,948
Income before cumulative effect
  of accounting change..............                3,610
Income per common share
  before cumulative effect of
  accounting change.................                  .46


         This pro forma information does not purport to be indicative of the results of operations which would have resulted had the acquisition been consummated at the date assumed.

3.  INVESTMENT SECURITIES

         The following is a summary of available-for-sale and held to maturity securities at December 31, 1996:


                                                   AVAILABLE-FOR-SALE
                                                   ------------------
                                                     (IN THOUSANDS)

                                            GROSS        GROSS        ESTIMATED
                                          UNREALIZED   UNREALIZED        FAIR
                                 COST       GAINS        LOSSES         VALUE
                                -------    -------       ------        -------

 U.S. Treasury securities and
   obligations of U.S. govern-
   ment agencies..............  $15,333    $    18       $   97        $15,254
 Obligations of state and
   political subdivisions.....      328         27            0            355
 Mortgage-backed securities...    5,445          0          104          5,341
 Foreign government
   securities.................       25          0            0             25
                                -------    -------       ------        -------
                                 21,131         45          201         20,975
 Equity securities...........     3,916         12            0          3,928
                                -------    -------       ------        -------

                                $25,047    $    57       $  201        $24,903
                                =======    =======       ======        =======




                                                    HELD TO MATURITY
                                                   ------------------
                                                     (IN THOUSANDS)

                                            GROSS        GROSS        ESTIMATED
                                          UNREALIZED   UNREALIZED        FAIR
                                 COST       GAINS        LOSSES         VALUE
                                -------    -------       ------        -------
U.S. Treasury securities
   and obligations of U.S.
   government agencies......   $20,560     $   127      $  128        $20,559
Obligations of state and
   political subdivisions...       708           9           0            717
Mortgage-backed securities..    20,924         201         332         20,793
Foreign government
   securities...............       725           0          16            709
                               -------     -------       -----        -------

                               $42,917     $   337       $ 476        $42,778
                               =======     =======       =====        =======

    The amortized cost and estimated market value of securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                    AVAILABLE-FOR-SALE
                                                    ------------------
                                                     (IN THOUSANDS)
                                                                ESTIMATED
                                                                  FAIR
                                                    COST         VALUE
                                                  -------        -------

      Due in one year or less........              $8,512        $ 8,524
      Due after one year through
        five years...................               4,826          4,753
      Due after five year through
        ten years....................               2,020          2,002
      Due after ten years............                 328            355
                                                  -------        -------

                                                   15,686         15,634
      Mortgage-backed securities.....               5,445          5,341
      Equity securities..............               3,916          3,928
                                                  -------        -------

                                                  $25,047        $24,903
                                                  =======        =======


                                                     HELD TO MATURITY
                                                     ----------------
                                                      (IN THOUSANDS)
                                                                ESTIMATED
                                                                  FAIR
                                                   COST           VALUE
                                                 -------         -------

      Due in one year or less........            $ 4,152         $ 4,165
      Due after one year through
        five years...................             16,741          16,733
      Due after five year through
        ten years....................              1,100           1,087
      Due after ten years............                  0               0
                                                 -------         -------
                                                  21,993          21,985
      Mortgage-backed securities.....             20,924          20,793
                                                 -------         -------

                                                 $42,917         $42,778
                                                 =======         =======

      The following is a summary of available-for-sale and held to maturity securities at December 31, 1995:

                                                AVAILABLE-FOR-SALE
                                                ------------------
                                                 (IN THOUSANDS)

                                                   GROSS       GROSS   ESTIMATED
                                                UNREALIZED  UNREALIZED    FAIR
                                         COST       GAINS     LOSSES     VALUE
                                        -------    -------    -------  ---------
U.S. Treasury securities and
  obligations of U.S. govern-
  ment agencies ....................    $13,903    $   174    $     0    $14,077
Obligations of state and
  political subdivisions ...........      1,050          5          1      1,054
Mortgage-backed securities .........      8,457         78        113      8,422
Foreign government
  securities .......................         25          0          0         25
                                        -------    -------    -------    -------
                                         23,435        257        114     23,578
 Equity securities .................      2,425          9          0      2,434
                                        -------    -------    -------    -------

                                        $25,860    $   266    $   114    $26,012
                                        =======    =======    =======    =======



                                                 HELD TO MATURITY
                                                ------------------
                                                 (IN THOUSANDS)

                                                   GROSS       GROSS   ESTIMATED
                                                UNREALIZED  UNREALIZED    FAIR
                                         COST       GAINS     LOSSES     VALUE
                                        -------    -------    -------  ---------
U.S. Treasury securities
  and obligations of U.S.
  government securities......           $21,130    $  275      $  218    $21,187
Obligations of state and
  political subdivisions.....             1,118        53           0      1,171
Mortgage-backed securities..             15,331       222          37     15,516
Foreign government securities.              700         0          13        687
Other securities..............              271         0           0        271
                                        -------    ------      ------    -------
                                        $38,550    $  550      $  268    $38,832
                                        =======    ======      ======    =======


                  Proceeds from sales of investment securities during 1996, 1995 and 1994 were $19,232,000, $16,804,000, and $25,654,000, respectively, with gross realized gains of $42,000, $42,000, and $14,000 and gross realized losses of $104,000, $55,000, and $0, respectively. Income tax (benefit) on net realized gains (losses) for 1996, 1995, and 1994 were ($22,000), ($6,000) and $5,000, respectively.

                  At December 31, 1996, 1st United had investment securities with a market value of $1,672,000 pledged to the Federal Reserve Bank. In addition, at December 31, 1996, 1st United had investment securities with a market value of $8,329,000 pledged to the State of Florida to secure public funds and $1,700,000 pledged as collateral for trust purposes.

     4.  LOANS

         An analysis of loans at December 31, 1996 and 1995 (in thousands) is as follows:
                                         1996         1995
                                       --------     --------

Commercial..................           $ 60,424     $ 48,541
Real estate:
  Construction..............             22,141       13,548
  Mortgage..................            371,840      274,087
  Installment...............              9,923       10,573
  Other.....................              5,298          946
                                       --------     --------
                                        469,626      347,695
Less:
  Unearned interest..........            (1,035)      (1,030)
  Allowance for loan losses..            (9,826)      (8,014)
                                       --------     --------
  Net loans..................          $458,765     $338,651
                                       ========     ========


Activity in the allowance for loan losses (in thousands) is as follows:


                                                YEAR ENDED DECEMBER 31,
                                                -----------------------
                                                1996     1995     1994
                                               ------   ------   ------
      Balance at beginning
       of year...................              $8,014   $7,930   $2,709
      Charge-offs.................             (1,434)  (1,140)  (1,005)
      Recoveries..................                423      563      216
                                               ------   ------   ------
      Net charge-offs.............             (1,011)   ( 577)   ( 789)
      Allowance of purchased banks
        at date of acquisition....              2,568      334    5,654

      Provision charged to
       operations................                 255      327      356
                                               ------   ------   ------

      Balance at end of year......             $9,826   $8,014   $7,930
                                               ======   ======   ======


         The allowance for purchased banks in 1996 of $2,568,000 represents the allowance for loan losses transferred from American on the date of acquisition. The allowance of purchased banks in 1995 of $334,000 represents the allowance for loan losses transferred from Jupiter Tequesta National Bank. The $5,654,000 in 1994 represents the allowance for loan losses transferred from Suburban and New River Bank as a result of the acquisitions.

         At December 31, 1996, 1995, and 1994, Bancorp had approximately $12,154,000, $3,159,000, and $2,353,000, respectively, in nonaccrual loans.
During 1996, 1995, and 1994 1st United recorded approximately $691,000, $132,000, and $63,000, respectively, in interest income on nonaccrual loans. The additional income that would have been reported during 1996, 1995, and 1994, had these loans been performing, was approximately $467,000, $173,000, and $75,000, respectively.

     At December, 31, 1996 and 1995, the Company's recorded investment in loans that are considered to be impaired under FAS 114 was $13.0 million and ($12.2 million were on a nonaccrual basis) $4.0 million ($3.2 million were on a nonaccrual basis). Included in the impaired loans of $13.0 million at December 31, 1996, are $11.6 million in loans with a related allowance for loan losses of $2.0 million, and $1.4 million that, as a result of writedowns, do not have an allowance for loan losses. Included in the 1995 amount of $4.0 million is $2.27 million impaired loans for which the related allowance for loan losses is $647,000 and $1.73 million of impaired loans that as a result of write-downs do not have an allowance for loan losses. The average recorded investment in impaired loans during the years ended December 31, 1996 and 1995 was approximately $16.4 million and $4.15 million, respectively. For the years ended December 31, 1996, 1995 and 1994, the Company recognized interest income on impaired loans of approximately $761,000, $194,000 and $268,000, respectively.

     Directors and officers of Bancorp were customers of and had other transactions with 1st United in the ordinary course of business. Loan transactions were made on substantially the same terms as those prevailing at the time for comparable loans to other persons and did not involve more than a normal level of risk of collectibility. The aggregate amount of these loans at December 31, 1996 and 1995 was $14,919,000 and $16,841,000, respectively. During 1996, new loans and repayments totaled approximately $2,778,000 and $4,700,000, respectively.


5.   PREMISES AND EQUIPMENT

Premises and equipment at December 31, 1996 and 1995 (in thousands) are summarized as follows:

                                            1996               1995
                                           -------            ------
Land...........................             $3,661            $  858
Building.......................              6,141             2,142
Leasehold improvements.........              4,134             4,254
Furniture, fixtures and
    equipment..................              8,688             6,169
                                           -------            ------
                                            22,624            13,423

Less accumulated depreciation
    and amortization..........               6,329             4,664
                                           -------            ------
                                           $16,295            $8,759
                                           =======            ======

6.  INCOME TAXES

Significant components of the provision for income tax expense for the years ended December 31, 1996, 1995 and 1994 are as follows (in thousands):

                                          1996         1995          1994
                                         ------       ------        ------
Current
Federal........................          $1,620       $2,172        $  212
State..........................              93          151            30
                                         ------       ------        ------
                                          1,713        2,323           242

Deferred
Federal........................           2,520          222           989
State..........................             156            4            70
                                         ------       ------        ------
                                          2,676          226         1,059
                                         ------       ------        ------
                                         $4,389       $2,549        $1,301
                                         ======       ======        ======


Significant components of the Company's deferred tax assets, which are included in other assets, are as follows (in thousands):

                                                         DECEMBER 31,
                                                      ------------------
                                                       1996        1995
                                                      ------      ------
Deferred tax assets:

         Depreciation.................               $(  356)     $  263
         Loan loss provision..........                 1,958       1,433
         Deferred loan fee income.....                   244         321
         OREO basis...................                   402         222
         Deferred compensation........                   307          74
         Investments..................                   221          50
         Other (net)..................                   592         508
                                                      ------      ------
                                                      $3,368      $2,871
         Less valuation allowance.....                     0         225
                                                      ------      ------
                                                      $3,368      $2,646
                                                      ======      ======

At December 31, 1996 and 1995, Bancorp had approximately $1,873,000 and $578,000, respectively, of taxes receivable included in other assets.

A reconciliation of income tax expense with the amount computed by applying the statutory federal income tax rate (34%) to income before income taxes is as follows (in thousands):

                                      1996          1995         1994
                                      ----          ----         ----
Expected income taxes at
   statutory rates...........        $4,288        $2,896       $1,646
Amortization of goodwill.....           210           134            0
Amortization of start up
   costs.....................             0             0         ( 12)
Change in deferred tax asset
   valuation.................          (154)         (213)        ( 89)
Utilization of net operating
   loss carry forward........          (113)         (295)        (220)
State income taxes (net of
   federal tax benefit)......           155           110           56
Other........................             3          ( 83)         (80)
                                     ------        ------       ------

                                     $4,389        $2,549       $1,301
                                     ======        ======       ======

7.  OFF-BALANCE SHEET RISK, COMMITMENTS AND CONCENTRATIONS OF
    CREDIT RISK

         1st United is a party to financial instruments with off-balance sheet risk, which are issued in the normal course of business, to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and financial guarantees and involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract amounts reflect the extent of involvement the Bank has in particular classes of financial instruments.

         1st United primarily grants commercial and residential loans to customers located in Palm Beach and Brevard Counties and surrounding cities. Although 1st United has a diversified loan portfolio, a portion of its debtors' ability to honor their contracts is dependent upon the economic condition of these areas.

         1st United's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments for commitments to extend credit and financial guarantees written is represented by the contractual notional amount of those instruments. 1st United uses the same credit policies in making commitments and conditional obligations as they do for on-balance sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and generally require a fee. As some commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. 1st United evaluates the credit worthiness of each customer on a case-by-case basis. 1st United generally extends credit only on a secured basis. Collateral obtained varies but consists primarily of commercial property, one-to-four family residences and motor vehicles. Financial instruments whose contract amounts represent credit risk at December 31, 1996 include adjustable rate commitments to extend credit of approximately $44,585,000.

     Stand-by letters of credit are conditional commitments issued by 1st United to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The outstanding letters of credit issued and outstanding at December 31, 1996 total $2,429,000. All but four expire in 1997; one each expires in 2000 and 2002 and two expire in 2001.

         1st United leases its headquarters and former operations center from a partnership, of which Bancorp's Chairman is the general partner. The leases have been accounted for as operating leases. The leases provide for agreed-upon rent increases throughout their respective ten-year and six-year terms. The headquarters' lease provides for two, ten-year renewal options. Both leases expire during 1997. During 1996, 1995 and 1994, 1st United paid the partnership approximately $330,000, $296,000, and $287,000, respectively under the terms of the leases.

         On March 31, 1992, the Bank executed a purchase and sale agreement to acquire real property in the Town of Palm Beach for use as the main banking center and corporate offices of the Bank and its subsidiary. On April 8, 1992, the Bank entered into a sale leaseback transaction on the newly acquired property with a partnership whose principal is also a director of the Bank. The initial lease term is for 10 years with the option to renew the lease for five consecutive terms of five years each. The gain on the sale leaseback was approximately $205,000 and is being recognized on a straight line basis over the initial 10 year lease term. During 1996, 1995 and 1994, the Company paid the partnership $582,000, $603,000 and $585,000, respectively.

     1st United leases other facilities under leases which have been accounted for as operating leases. These leases provide for scheduled rent increases over the lease terms, expire through 2006 and generally contain renewal options.

     Rent included in occupancy expense for the years ended
December 31, 1996, 1995 and 1994 was approximately $2,291,000 $2,268,000, and
$1,869,000, respectively.

     As of December 31, 1996, aggregate future minimum lease payments under noncancelable operating leases were as follows (in thousands):

     1997..........................................  $1,992
     1998..........................................   1,786
     1999..........................................   1,480
     2000..........................................   1,434
     2001..........................................   1,172
     Thereafter....................................   1,165
                                                     ------
     Total future minimum lease payments...........  $9,029
                                                     ======


     Effective February 1, 1993, 1st United established a 401(k) Pension and Profit Sharing Plan (the "Plan")covering substantially all employees. Employees may contribute up to the maximum allowed by law. 1st United matches a minimum of 25% of the first 6% of the employee's salary contributed by the employee. The Plan allow management to provide discretionary increases in the percent matched. Based upon 1st United's performance, the match provided in 1996 was 75% of the first six percent of the employee's salary contributed by the employee. The employees vest in the employer contribution at 33 1/3% per year. During 1996, 1995 and 1994 1st United contributed approximately $131,000, $126,000 and $23,000, respectively.

         The Company has an employment agreement, dated September 1, 1991, with its chief executive officer ("CEO") for a period of three years subject to termination under certain circumstances. Unless otherwise agreed to by the parties, the term of the agreement is automatically extended for an additional year on amounts and certain other benefits plus a bonus based on the profitability of the Company. The agreement provides for a severance payment to the individual equal to 2.99 times his then annual salary if his termination is for other than "for cause." In addition, in the event of voluntary termination resulting from a change of control, he is entitled to a single payment of $250,000.

         In addition to the above commitments and contingencies, there are various matters of litigation pending against the company that management has reviewed with legal counsel. Management believes that the aggregate liability or loss, if any, resulting from such litigation will not be material to the consolidated financial statements.

8.       OTHER RELATED PARTY TRANSACTIONS

         1st United obtains its property and casualty and group health and life and workers compensation insurance through a national insurance broker, who is a Director of 1st United. In 1996, 1995 and 1994 1st United recognized insurance expense of approximately $750,000, $706,000, and $497,000, respectively for these coverages.


9.  CERTIFICATES OF DEPOSIT

         At December 31, 1996, the scheduled maturities of certificates of deposit are as follows (In thousands):

                           1997                 $126,175
                           1998                    9,678
                           1999                    1,224
                           2000                    2,205
                           2001 and thereafter       316
                                                --------
                                                $139,598
                                                ========


10.   OTHER LIABILITIES

         1st United has $12,000,000 available in unsecured overnight federal funds lines of credit through two financial institutions. 1st United also has entered into a master repurchase agreement with another financial institution to borrow up to the value of 1st United's unpledged investment securities held in safekeeping at the financial institution ($40 million available to borrow at December 31, 1996). At December 31, 1996 and 1995, no funds were drawn on these agreements.

11.      FAIR VALUE OF FINANCIAL INSTRUMENTS


         FAS No. 107 requires that Bancorp disclose estimated fair values for certain of its financial instruments. Financial instruments include such items as loans, deposits, securities, and other instruments as defined by the standard.

         Fair value estimates are generally subjective in nature and are dependent upon a number of significant assumptions associated with each instrument or group of similar instruments, including estimates of discount rates, risks associated with specific financial instruments, estimates of future cash flows and relevant available market information. Fair value information is intended to represent an estimate of an amount at which a financial instrument could be exchanged in a current transaction between a willing buyer and seller engaging in an exchange transaction. However, since there are no established trading markets for a significant portion of Bancorp's financial instruments, Bancorp may not be able to immediately settle its financial instruments; as such, the fair values are not necessarily indicative of the amounts that could be realized through immediate settlement. In addition, the majority of Bancorp's financial instruments, such as loans and deposits, are held to maturity and are realized or paid according to the contractual agreement with the customer.

         Where available, quoted market prices are used to estimate fair values. However, due to the nature of Bancorp's financial instruments, in many instances quoted market prices are not available. Accordingly, Bancorp has estimated fair values based on other valuation techniques, such as discounting estimated future cash flows using a rate commensurate with the risks involved or other acceptable methods. Fair values are estimated without regard to any premium or discount that may result from concentrations of ownership of a financial instrument, possible income tax ramifications, or estimated transaction costs. Fair values are also estimated at a specific point in time and are based on interest rates and other assumptions at that date. As events change the assumptions underlying these estimates, the fair values of financial instruments will change.

         Disclosure of fair values is not required for certain items such as premises and equipment, OREO, prepaid expenses, core deposit intangibles and other customer relationships, other intangible assets and income tax assets and liabilities. Accordingly, the aggregate fair value amounts presented do not purport to represent, and should not be considered representative of, the underlying "market" or franchise value of Bancorp.

         Because the standard permits many alternative calculation techniques and because numerous assumptions have been used to estimate the fair value of Bancorp's financial instruments, reasonable comparisons of Bancorp's fair value information with other financial institutions' fair value information cannot necessarily be made.

         The methods and assumptions used to estimate the fair values of each class of financial instrument are as follows:

CASH AND DUE FROM BANKS, INTEREST BEARING DEPOSITS IN OTHER BANKS, AND FEDERAL FUNDS SOLD - These items are generally short-term in nature and, the carrying amounts reported in the balance sheets are reasonable approximations of their fair values.

SECURITIES AVAILABLE-FOR-SALE AND SECURITIES HELD TO MATURITY - Fair values are principally based on quoted market prices.

LOANS - Loans were valued using discounted cash flows. The discount rates used to determine the fair value of these loans were based on interest rates currently being charged by 1st United on comparable loans as to credit risk and term.

DEPOSITS - The fair values of deposits subject to immediate withdrawal, such as interest and noninterest bearing checking, passbook savings and money market deposit accounts, are equal to their carrying amounts. The carrying amounts for variable rate certificates of deposit and other time deposits approximate their fair values at the reporting date. Fair values for fixed rate certificates of deposit and other time deposits are estimated by discounting future cash flows using interest rates currently offered on time deposits with similar remaining maturities.

ACCRUED EXPENSES AND OTHER LIABILITIES - Financial instruments classified as accrued expenses and other liabilities subject to the disclosure requirements of the standard consist principally of short-term liabilities; the carrying amounts of these items approximate their fair values.

OTHER BORROWINGS: The fair values of securities sold under agreement to repurchase and long-term debt are estimated using discounted cash flow analysis based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.


         The estimated fair values of Bancorp's financial instruments at December 31, 1996 and 1995 are presented in the following table (in thousands):

                                       DECEMBER 31, 1996                DECEMBER 31, 1995
                                     ----------------------          -----------------------
                                     CARRYING    ESTIMATED           CARRYING      ESTIMATED
                                      AMOUNT     FAIR VALUE           AMOUNT      FAIR VALUE
ASSETS

Cash and due from banks............  $35,779      $35,779            $25,266        $25,266
Interest bearing deposits..........  $42,480      $42,480            $   728        $   728
Federal funds sold.................  $47,262      $47,262            $25,324        $25,324


Investment Securities:
 Available-for-sale................  $24,903      $24,903            $26,012        $26,012
 Held to maturity..................  $42,917      $42,778            $38,550        $38,832

Loans.............................. $458,765     $454,082           $338,651       $341,382

LIABILITIES

Deposits..........................  $623,125     $628,272           $427,006       $427,720
Securities sold under agreements
 to repurchase....................  $      0     $      0           $    700       $    700
Long-term debt....................  $      0     $      0           $     39       $     39

12.      SHAREHOLDERS' EQUITY

         The shareholders of Bancorp are entitled to share equally in all dividends which may be declared by the Board of Directors out of funds legally available therefore. However, Florida law places certain restrictions on the issuance of dividends from 1st United to Bancorp. Pursuant to Section 658.37 of the Florida Banking Code, the Board of Directors of 1st United, after charging off bad debts, depreciation, and other worthless assets, if any, and making provisions for reasonably anticipated future losses on loans and other assets, may quarterly, semi-annually or annually declare a dividend of up to the aggregate net profits of that period combined with 1st United's retained net profits for the preceding two years and, with the approval of the Florida Department of Banking and Finance, declare a dividend from retained net profits which accrued prior to the preceding two years. Before declaring such dividends, 20% of the net profits for the preceding period as is covered by the dividend must be transferred to the surplus fund of 1st United until the said fund becomes equal to the amount of 1st United's common stock then issued and outstanding. 1st United shall not declare any dividend if (i) its net income from the current year, combined with the retained net income for the preceding two years, is a loss or (ii) the payment of such dividend would cause the capital account of 1st United to fall below the minimum amount required by law, regulation, order, or any written agreement with the Department or a federal regulatory agency. On December 31, 1996, the total amount of 1st United retained earnings available to be paid as dividends, without prior regulatory approval, to Bancorp is $6.7 million.

13.  REGULATORY MATTERS

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - action by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to quantitative judgements by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 1996, the Bank meets all capital adequacy requirements to which it is subject.

         As of December 31, 1996, the most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                              (IN 000'S)                                                TO BE WELL
                                                                                                     CAPITALIZED UNDER
                                                               FOR CAPITAL                           PROMPT CORRECTIVE
                                  ACTUAL                    ADEQUACY PURPOSES                        ACTION PROVISIONS
                              ---------------  -----------------------------------------  ------------------------------------------
                              AMOUNT    RATIO         AMOUNT                 RATIO                AMOUNT                RATIO
                              ------    -----  ---------------------  ------------------  ---------------------  -------------------
 As of December 31, 1996:

 Total Capital
   (to Risk Weighted Assets) $60,190   11.9%  /greater than/$40,348  /greater than/8.0%  /greater than/$50,435  /greater than/10.0%
 Tier I Capital
   (to Risk Weighted Assets) $53,886   10.7%  /greater than/$20,174  /greater than/4.0%  /greater than/$30,261  /greater than/ 6.0%
 Tier I Capital
   (to Average Assets)       $53,886    8.0%  /greater than/$26,855  /greater than/4.0%  /greater than/$33,568  /greater than/ 5.0%

 As of December 31, 1995:

 Total Capital
   (to Risk Weighted Assets) $47,933   12.5%  /greater than/$30,763  /greater than/8.0%  /greater than/$38,454  /greater than/10.0%
 Tier I Capital
   (to Risk Weighted Assets) $43,126   11.2%  /greater than/$15,382  /greater than/4.0%  /greater than/$23,072  /greater than/ 6.0%
 Tier I Capital
   (to Average Assets)       $43,126    9.0%  /greater than/$19,241  /greater than/4.0%  /greater than/$24,051  /greater than/ 5.0%


14.  STOCK OPTION PLAN

         Options, exclusive of those granted to the CEO were issued under the 1993 Key Employee Stock Option Plan (the "Plan"). The Plan provides for the issuance of stock options to employees under a three year vesting period and at exercise prices equal to the fair value of the Company's stock on the date of issuance. The Company does not have any additional options available to be granted under this Plan.

         The Company also granted its CEO the option to purchase 175,228 shares of common stock of the Company through October 16, 1997 at an option price of $3.33 per share. If unexercised, the options expire at a rate of 35,046 shares per year beginning October 15, 1997. 150,000 of these options were exercised during 1996. The Company has also granted the chief executive officer additional options to purchase 148,900 shares. These additional options expire October 1, 2001 and are exercisable at $3.70 per share.

         A summary of the Company's stock option activity and related information for the year ended December 31, 1996 is as follows:

                                            OPTIONS      AVERAGE EXERCISE PRICE
                                            -------      ----------------------

Options outstanding December 31, 1993       414,028                 $3.47

Granted                                      75,300                  4.74

Exercised                                         0                     0

Forfeited                                         0                     0
                                             ------                  ----

Options outstanding December 31, 1994       489,328                  3.67

Granted                                      20,000                  6.35

Exercised                                   ( 4,500)                 3.33

Forfeited                                         0                     0
                                            -------                  ----

Outstanding - December 31, 1995             504,828                  3.77

Granted                                      29,500                  8.00

Exercised                                  (170,000)                 3.47

Forfeited                                         0                     0
                                            -------                 -----

Outstanding - December 31, 1996             364,328                 $4.26
                                            =======                 =====


         The exercise price of options granted during the year equaled the market price of the underlying stock on the grant date.

         For options outstanding at December 31, 1996, the exercise prices are between $3.33 - $8.00 per share and their weighted average remaining contractual life is approximately 6.5 years.

         In October 1995, the Financial Accounting Standard Board (FASB) issued FASB Statement No 123, "Accounting for Stock Based Compensation" (FAS123). The effect of applying the FAS 123 fair value method to the company's stock options issued after December 15, 1994, results in net income and earnings per share that are not materially different from the amounts reported.

15.  SUBSEQUENT EVENTS

         On July 1, 1997, Bancorp acquired Seaboard Savings Bank, F.S.B. ("Seaboard") and merged it into 1st United. Consideration paid by Bancorp to the shareholders of Seaboard was $8,250,000 and was paid in the form of 50% cash and 50% common stock. Approximately 260,000 shares (value per share of $15.06, net of issuance costs) of Bancorp common stock were issued in this acquisition. This acquisition was accounted for using the purchase method of accounting and approximately $3 million in goodwill was recorded and will be amortized over 15 years under the straight-line method.

         Approximately $75 million in total assets were acquired in the Seaboard acquisition. Included in this total was approximately $8 million, $12 million and $53 million in interest bearing deposits, investments and net loans, respectively. Approximately $69 million in deposits were assumed and one branch located in Stuart, Florida was acquired.

         On August 7, 1997, Bancorp announced that it had reached a definitive agreement to be acquired by Wachovia Corporation ("Wachovia"). Wachovia has dual headquarters in Winston-Salem, North Carolina and Atlanta, Georgia, and is the 20th largest banking company in the United States with $48.5 billion in assets. The agreement has been approved by the Boards of Directors of both companies and is subject to the approval of Bancorp's shareholders and appropriate regulatory agencies. The merger is expected to close by year end. The agreement with Wachovia provides for a tax-free exchange of Wachovia common shares for Bancorp common shares at a value of $20.875 per share of Bancorp, or a purchase price of $222 million. The exchange ratio will be a minimum of 0.3 and a maximum of 0.366 of a share of Wachovia common stock. Bancorp has granted Wachovia a stock option representing approximately 19.9 percent of Bancorp's outstanding shares. Directors of Bancorp collectively holding more than 20 percent of Bancorp's common stock have agreed to vote in favor of the transaction.

16. 1ST UNITED BANCORP (PARENT COMPANY ONLY) FINANCIAL INFORMATION

     Condensed Balance Sheets
     (In thousands)
                                                     DECEMBER 31,
                                                 ------------------
                                                   1996        1995
                                                 -------     -------
     ASSETS
     Cash in subsidiary bank.............        $   165     $   585
     Investment in subsidiary bank.......         54,033      43,887
     Investment in non bank subsidiary...            490           0
     Goodwill............................          7,016       4,229
     Other assets........................            379          56
                                                 -------      ------

                                                 $62,083     $48,757
                                                 =======     =======
     LIABILITIES AND SHAREHOLDERS' EQUITY
     Liabilities:
       Long term debt....................        $     0     $    39
       Other liabilities.................             18          16
                                                 -------     -------
                                                      18          55
     Shareholders' equity................         62,065      48,702
                                                 -------     -------

                                                 $62,083     $48,757
                                                 =======     =======

     Condensed Statements of Income
     (In thousands)
                                               YEAR ENDED DECEMBER 31,
                                             ---------------------------
                                              1996      1995       1994
                                             ------    ------     ------

     Income:
      Dividends from subsidiaries......      $5,776    $3,200     $  325

     Expenses:
      Interest on long term debt........         71        63        143
      Other.............................        740       359        318
                                             ------    ------     ------
                                                811       422        461
                                             ------    ------     ------
     Income (loss) before income tax
       benefit and equity in
       undistributed income of
       subsidiaries.....................      4,965     2,778       (136)
     Income tax benefit..................      ( 72)     ( 72)      (148)
                                             ------    ------     ------

     Income before equity in
       undistributed income of
       subsidiaries......................     5,037     2,850         12
     Equity in undistributed income
      of subsidiaries...................      3,187     3,119      3,528
                                             ------    ------     ------
     Net income..........................    $8,224    $5,969     $3,540
                                             ======    ======     ======

    Condensed Statements of Cash Flow
     (In thousands)
                                               YEAR ENDED DECEMBER 31,
                                             --------------------------
                                              1996      1995     1994
                                             ------    ------   -------
     OPERATING ACTIVITIES

     Net income..........................    $8,224    $5,969   $3,540
     Adjustments to reconcile net
        income to net cash provided
        by operating activities:
     Goodwill amortization...............       620       256      127
     Increase in other assets............      (323)      (78)    ( 44)

     Increase (decrease) in
        other liabilities................         2       (51)     ( 3)
     Equity in undistributed
        income of subsidiaries...........    (3,187)   (3,119)  (3,528)
                                             ------    ------   -------

     Net cash provided by
        operating activities.............     5,336     2,977       92


     INVESTING ACTIVITIES

     Investment in banking subsidiary...          0         0   (3,500)
     Net cash paid in acquisitions......     (5,517)   (  285)  (1,285)
                                             ------    ------   -------
     Net cash used in investing
        activities......................     (5,517)   (  285)  (4,785)


     FINANCING ACTIVITIES

     Payment of cash dividends..........     (1,728)   (1,090)    (225)
     Increase in notes payable, related
      parties...........................      2,200         0    3,003
     Decrease in notes payable, related
      parties...........................     (2,200)   (2,005)  (3,003)
     Repayment of long term debt........     (2,782)        0   (  217)
     Repayment of mandatory convertible
      debt..............................          0         0   (  300)
     (Repurchase) issuance of Common
      Stock.............................     (  267)   (1,307)   7,628
     Bank subsidiary repurchase of
      bank stock........................      3,574         0        0
     Exercise of stock options..........        964        15        0
                                             ------     -----    -----

     Net cash (used) provided by financing
        activities.......................    (  239)   (4,387)   6,886
                                              ------   -------   -----
     (Decrease) increase in cash and cash
        equivalents......................    (  420)    1,695    2,193
     Cash and cash equivalents at
        beginning of year................       585     2,280       87
                                              -----    ------    -----
     Cash and cash equivalents at
        end of year......................    $  165    $  585   $2,280
                                             ======    ======   ======

0

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    1ST UNITED BANCORP



Date:    8/22/97                    By:/s/ WARREN S. ORLANDO
      ------------                     -----------------------------------------
                                           Warren S. Orlando
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

23.1           Consent of Ernst & Young LLP

23.2           Consent of BDO Seidman, LLP

27.1           Financial Data Schedule for Period Ended December 31, 1996

27.2           Financial Data Schedule for Period Ended December 31, 1995

27.3           Financial Data Schedule for Period Ended December 31, 1994